Exhibit 10.1

                                    AMEMDMENT
                                       TO
                            STOCK ISSUANCE AGREEMENT


         This agreement (the "Amendment to the Stock Issuance Agreement") is made and entered into as of February 12, 2003 between EMERGENT GROUP INC., a Nevada corporation (the "Company"), and BJH MANAGEMENT, LLC ("BJH").

         WHEREAS, the Company and BJH Management, LLC ("BJH") have entered a Stock Issuance Agreement dated December 30, 2002 (the "SI Agreement"); and

         WHEREAS, Section 1 of the SI Agreement required the issuance to BJH of 17 1/2 % of the Company's issued and outstanding shares of Common Stock on a fully diluted basis as of December 30, 2002; and

         WHEREAS, the parties now recognize that the 11,502,970 shares of Common Stock did not represent the correct number of shares to be issued to BJH on a fully diluted basis; and

         WHEREAS, the parties desire to correct the error by amending Section 1 of the SI Agreement.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and terms hereafter set forth, it is agreed as follows:

     1. Section 1 of the SI Agreement is hereby amended to read as follows:

                           "1. Issuance of Stock. The Company hereby issues to BJH, 13,942,994 Shares (the "Initial Shares"), which, upon issuance, shall represent 17 1/2 % of the Company's issued and outstanding shares of Common Stock on a fully diluted basis as of the date hereof. For the purposes of this Agreement, it is understood Fully Diluted Shares is calculated as the Company's actual number of Common Stock outstanding plus Shares that would be outstanding should all options and warrants with strike prices of $0.25 or less be exercised for Common Stock as of the date of this Agreement."

     2. This SI Agreement, as amended herein, represents the entire agreement between the parties with respect to the issuance of Common Stock by the Company, and supersedes all prior understandings of the parties with regard thereto. In the event of a conflict between the provisions of the Employment Agreements with the Company and the SI Agreement, as amended herein, the terms of the SI Agreement, as amended herein, shall prevail. The SI Agreement, as amended herein, may not be modified except in a writing signed by both parties.


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IN WITNESS WHEREOF, this amendment to the SI Agreement has been executed by the parties as indicated below.

BJH MANAGEMENT, LLC                                          EMERGENT GROUP INC.

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
By:     /s/ Bruce J. Haber                                 By:    /s/ William M. McKay
            Bruce J. Haber, Managing Member                           William M. McKay, Chief Financial Officer


Date:    February 12, 2003                               Date:    February 12, 2003

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